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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of this 25th day of February, 2000 by and between VENTURE CATALYST INCORPORATED, a Utah corporation (the "Company") and G. FRITZ OPEL ("Consultant").

1. SCOPE OF AGREEMENT. The Company hereby retains Consultant and Consultant hereby agrees to render the services as indicated on Exhibit A hereto (the "Services") upon the terms and conditions hereinafter set forth. Unless otherwise instructed, Consultant shall be responsible to and report to L. Donald Speer, II, Chief Executive Officer for the Company, during the term of this Agreement.

2. TERM OF ENGAGEMENT. Consultant shall be engaged by the Company for a period of one (1) year from the date hereof (the "Consultation Period"), unless sooner terminated as provided herein.

3. INDEPENDENT CONTRACTOR. Consultant represents that Consultant is an independent contractor and not the agent, employee or servant of the Company. Consultant further agrees to hold the Company free and harmless from any and all claims arising from any negligent act or omission related to services performed by Consultant pursuant to this Agreement. Consultant shall not be entitled to any benefits from the Company as a result of this Agreement and Consultant shall have no authority to obligate or incur on behalf of the Company any expense, liability or obligation, or enter into any contract on behalf of the Company without the consent of the Company.

4. COVENANT NOT TO COMPETE. During the term of this Agreement (including any modification or extension thereof) and for a period of one (1) year thereafter (the "Non-compete Period"), Consultant shall not, without the prior written consent of the Chief Executive Officer and Chairman of the Board of the Company, (i) participate in any business enterprise or provide consulting services to any company or business either directly or indirectly in competition with the Company as the business of the Company currently is and may be conducted during the Non-compete Period, or (ii) provide consulting services to any of the Company's current or past Indian gaming clients located outside the counties of San Diego, Orange and Los Angeles, State of California. In addition, during the term of this Agreement (including any modification or extension thereof) and for a period of three (3) years thereafter, Consultant shall not, without the prior written consent of the Chief Executive Officer and Chairman of the Board of the Company, provide consulting services to any Indian gaming property located in the counties of San Diego, Orange and Los Angeles, State of California.


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        This covenant not to compete shall not preclude the ownership or acquisition of securities in any enterprise or the exercise of rights appurtenant thereto, provided that such securities are listed on a national securities exchange or are regularly quoted in an established over-the-counter market and, provided further, that the securities so owned or acquired comprise less than 5% percent of the total outstanding voting securities of such enterprise and do not give Consultant any meaningful voice in the management or operation of such enterprise.

        The Company and Consultant agree that this Agreement shall not be interpreted or construed to alter or effect in any material manner the contractual relationship among the Company, the Barona Group of Capitan Grande Band of Mission Indians and the Barona Casino.

5. COMPENSATION. In consideration for his performance of the Services hereunder, Consultant shall receive a monthly consulting fee as follows:

(a) One Thousand Three Hundred Eighty-Eight Dollars and Eighty Eight Cents ($1,388.88), for the month of February 2000;

(b) Fifteen Thousand Three Hundred Nineteen Dollars and Six Cents ($15,319.06), for the month of March 2000;

(c) Sixteen Thousand Six Hundred Eighty-Seven Dollars and Seventy-Three Cents ($16,687.73), for the month of April 2000; and

(d) Commencing May 1, 2000, Company shall pay Consultant as follows: (i) a minimum base fee of $2,500.00 per month, said fee to be credited at a rate of $250.00 per hour, against Consultant's first ten hours of services rendered (base hours), (ii) all reasonable pre-approved expenses, and (iii) $250.00 per hour for services rendered in excess of Consultant's base hours. All services rendered in excess of the base hours must be pre-approved by the Company in writing.

        In addition, the Company shall pay (i) Consultant's automobile payment for the month of March 2000 (approx. $1,368.68), and (ii) Consultant's automobile insurance premiums through April 30, 2000 (approx. $403.00 per month).

6. OFFICE SPACE. During the term of this Agreement (including any modification or extension thereof), the Company shall provide the Consultant with office space commensurate with Consultant's responsibilities and obligations under this Agreement.

7. ACCESS TO WORK PRODUCT. The Company shall have access at all reasonable times to all work product generated by Consultant pursuant to this Agreement ("Work Products"), including all information acquired by Consultant with respect to potential investment and acquisition candidates, and all work products generated by Consultant which are in any way based upon or derived from such information, and all such Work


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Products shall be the property of the Company. Consultant shall turn over to the
Company all Work Products upon completion of the same, and shall, upon the Company's request, provide progress reports with respect to work in process.

8. COMPLIANCE WITH LAWS. Consultant represents and warrants that all work performed by Consultant pursuant to this Agreement shall be performed in compliance with all applicable laws, rules, and regulations applicable thereto.

9.      NONDISCLOSURE AND OWNERSHIP OF PROPRIETARY INFORMATION.

        (a) PROPRIETARY INFORMATION. Consultant hereby acknowledges that Consultant may make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company and its business (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): techniques, inventions, processes, formulae, programs, technical data, "know-how," procedures, manuals, confidential reports and communications, business plans, marketing methods, plans or methods of the Company for licensing products and services, product sales or cost information, new product ideas or improvements, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors, or other customers, financial information and financial projections of the Company of any nature whatsoever, or any other trade secrets or confidential or proprietary information relating to the Company and/or its business, and all other information protected by the Uniform Trade Secrets Act as in effect in the State of California. Consultant (i) shall hold all such Proprietary Information in the strictest confidence, (ii) shall cause its employees and agents to hold all such Proprietary Information in the strictest confidence, and (iii) agrees not to use, copy, or otherwise replicate any Proprietary Information. Furthermore, Consultant acknowledges and agrees that any disclosure of Proprietary Information by Consultant in violation of this Agreement would be detrimental to the Company and likely to cause the Company irreparable harm. Consultant further acknowledges that the right to maintain the Proprietary Information, the right to preserve the goodwill of the Company and the right to the benefit of any relationships that develop between Consultant and the clients, suppliers and employees of the Company by virtue of this Agreement with the Company constitute proprietary rights of the Company, which the Company is entitled to protect and which shall be included in the definition of "Proprietary Information". Notwithstanding the foregoing, Proprietary Information shall not include information that:

                (i) at the time of disclosure, is generally available to, and known by, the public; or

                (ii) becomes public through no action of Consultant or any employee or agent of Consultant; or


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                (iii)   is received from a third party lawfully in possession of
                        the information and under no obligation to keep the information confidential; or

                (iv) is required to be disclosed by a court of competent jurisdiction or other competent authority.

        (b) OWNERSHIP. Consultant acknowledges and agrees that all right, title and interest in and to any Proprietary Information shall be and shall remain the exclusive property of the Company. Without limiting the foregoing, Consultant shall assign to the Company any and all right, title and interest which Consultant may have in all Proprietary Information made, developed or conceived of in whole or in part by Consultant during its engagement hereof. Consultant agrees to make all necessary disclosures and execute, acknowledge and deliver all instruments and perform all acts reasonably requested by the Company to effectuate the assignment provided for in the previous sentence.

        (c) RETURN OF INFORMATION. Upon the termination of this Agreement for any reason or upon request of the Company, all Proprietary Information, intellectual property, discoveries and trade secrets, together with all copies of the same, shall be returned to the Company.

10. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that all work and materials or portions thereof delivered to the Company by Consultant in connection with the Services shall be original, shall be solely of Consultant's authorship and design and shall not infringe upon the rights of any other person or party.

11. INDEMNITY. Consultant hereby agrees to indemnify and hold harmless the Company and its managers, directors, officers, employees and all other persons which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company (collectively, "Company's Indemnified Parties") from, and to reimburse the Company and Company's Indemnified Parties for, any and all losses, damages, liabilities, claims, fees, costs and expenses of any kind related thereto (including, without limitation, any and all reasonable legal fees) actually incurred or suffered by Company's Indemnified Parties arising out of, based upon or resulting from any breach of any representation, warranty, covenant or obligation of Consultant contained in this Agreement.

12. TERMINATION OF ENGAGEMENT. This Agreement and Consultant's engagement by the Company shall terminate on the earliest of the following events to occur:

        (a) At the expiration of the period set forth in Section 2 hereof;

        (b) Thirty (30) days after a party has received written notice from the other party of the other party's election, in its sole discretion, to terminate this Agreement;


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        (c) Death of Consultant, liquidation or dissolution of the business of
Consultant or the Company, or the transfer of all or substantially all the assets or business of Consultant or the Company; or

        (d) Five (5) days after a party ("Breaching Party") has received written notice from the other party ("Nonbreaching Party") of the Breaching Party's material breach of this Agreement; provided, however, that if such material breach is capable of being cured, this Agreement shall not terminate if the Breaching Party cures such breach within ten (10) days of receiving such notice.

        Upon termination hereunder, the obligations and covenants of the parties under this Agreement shall be of no further force and effect, except that the provisions of Sections 7, 8, 9, 10, 11 and 14 shall survive the termination of this Agreement, and any consulting fees earned by Consultant and/or expenses incurred prior to the date of termination of this Agreement and pursuant to the terms of this Agreement, shall be paid and/or reimbursed by the Company.

13. NOTICES. All notices under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally, or within five days after mailing by first class registered or certified mail, postage prepaid, and properly addressed, or upon receipt if sent by telegraph or telephonic facsimile transmission to the party to whom notice is to be given, as follows:

To Consultant:        G. Fritz Opel
                      11205 Gatemore Way
                      San Diego, California 92131
                      Fax: (619) 239-5601

 To the Company:      Venture Catalyst Incorporated
                      16868 Del Campo Court, Suite 200
                      San Diego, California 92127
                      Fax:  (858) 385-1001
                      Attn: Chief Financial Officer

with a copy to:       Paul, Hastings, Janofsky & Walker LLP
                      695 Town Center Drive, 17th Floor
                      Costa Mesa, California 92626
                      Attention: John F. Della Grotta, Esq.
                      Fax:  (714) 979-1921

        Either party to this Agreement may change its address for notice purposes by complying with the procedures set forth in this Section 13.


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14.     EQUITABLE RELIEF. Consultant recognizes that the Company is relying for its protection upon the existence and validity of the provisions set forth in this Agreement and that monetary damages would not be an adequate remedy for the Company if Consultant violated any of these provisions. Therefore, Consultant agrees that in addition to any other rights or remedies it may have, the Company shall have the right to equitable relief by way of injunction, accounting for earnings or otherwise, for the violation of any provision of this Agreement. Consultant agrees that the restrictions set forth in this Agreement are reasonable and that such restrictions will not prevent Consultant from earning a livelihood upon expiration or termination of this Agreement for any reason.

15. EXPENSES. If any legal action is brought by any party for the enforcement of this Agreement the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and other costs and expenses incurred in connection therewith in addition to any other relief to which it might be entitled.

16. EFFECT OF AGREEMENT. This Agreement, along with the Settlement and Release Agreement between the Company and Consultant dated as of the date hereof, constitutes the entire agreement between the Company and Consultant with respect to the subject hereof, and fully supersedes any prior agreements or understandings with respect thereto, whether written or oral, including, without limitation, all prior discussions between the Company and Consultant regarding the provision of services by Consultant to the Company or arising out of any contemplated transaction between Consultant and the Company. The parties hereto acknowledge that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party. No provision of this Agreement shall be deemed waived, amended or modified by any party, unless in writing and signed by the parties hereto.

17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

18. JURISDICTION FOR LEGAL ACTIONS. In connection with any action brought pursuant to or arising out of this Agreement, the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of San Diego, and/or the United States District Court for the Southern District of California for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of


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venue of any action, suit, controversies or proceeding arising out of this
Agreement or the transactions contemplated hereby, in the courts of the State of California, County of San Diego and/or the United States District Court for the Southern District of California, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

19. ATTORNEYS' FEES AND COSTS. If any action in law or in equity is necessary to enforce or interpret the terms of this Agreement, the parties shall each bear their respective attorneys' fees, costs and all other related expenses unless otherwise specifically awarded by the court.

20.     MISCELLANEOUS.

        (a) Any provision of this Agreement which is rendered unenforceable by a court of competent jurisdiction shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Agreement.

        (b) Any assignment by Consultant of the services or work to be performed under this Agreement, in whole or in part, or any other interests hereunder, voluntarily, involuntarily or by operation of law, without the Company's written consent, shall be void.

        (c) No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in a written instrument signed by the parties hereto.

        (d) This Agreement may be executed in counterparts, which when taken together will be deemed to constitute one document. Facsimile signatures shall be treated as originals for this purpose.


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                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                                    "Company"
                                     VENTURE CATALYST INCORPORATED
                                     (a Utah corporation)



                                     By:  /S/ L. DONALD SPEER, II
                                        -------------------------------
                                     Name:  L. DONALD SPEER, II
                                          -----------------------------
                                     Title:        CEO
                                           ----------------------------

                                     "Consultant"
                                     G. FRITZ OPEL


                                     /S/ G. FRITZ OPEL
                                     -----------------


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                                    EXHIBIT A


        Consultant agrees to provide the following services to the Company:

        (a) provide assistance and advice with the marketing, advertising media buys and branding of the Barona Casino and Barona Valley Ranch;

        (b) provide assistance and advice to the Barona Group of Capitan Grande Band of Mission Indians (Barona Tribe) concerning marketing, advertising and media matters as may be requested;

        (c) provide such additional assistance and advice and consulting services as may be reasonably requested by the Company; and

        (d) continue to serve as a member of the Board of Directors of KINeSYS Pharmaceuticals, Inc. as the Company's representative.

        Consultant shall be available for up to ten (10) hours per month to provide the requested services to the Company. For these purposes, Consultant shall be deemed to be "available" if he is accessible by telephone or electronic mail.


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